                                                                    Exhibit 12.2

                                  XTRA, INC.
           STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
                For the twelve months ended September 30, 1996
                             (Millions of dollars)

                                                                       1996
                                                                     --------
  EARNINGS
  Income from operations before provision for income taxes           $  68.9
    Add: Fixed charges (below)                                          66.2
                                                                     --------
                                                                     $ 135.1
                                                                     --------


  FIXED CHARGES
    Interest expense                                                 $  66.0
    Interest portion of rent expense                                     0.2
                                                                     --------
                                                                     $  66.2
                                                                     --------


    Ratio of Earnings to Fixed Charges                                   2.0
                                                                     --------

       For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.